SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.           )

Filed by the Registrant      ☒

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Catalyst Semiconductor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CATALYST SEMICONDUCTOR, INC.

1250 Borregas Avenue
Sunnyvale, CA 94089

Dear Fellow Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Catalyst Semiconductor, Inc. which will be held on Thursday, September 23, 2004, at 9:00 a.m., local time, at our principal executive offices at 1250 Borregas Avenue, Sunnyvale, California 94089.

      At the Annual Meeting, you will be asked to consider and vote upon the proposals set forth in the Notice of Annual Meeting accompanying this Letter. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

      After reading the Proxy Statement, please mark date, sign and return, as promptly as possible, the proxy in the accompanying reply envelope. If you decide to attend the Annual Meeting in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. Your shares cannot be voted unless you sign, date and return the enclosed proxy, vote your shares by telephone (as instructed on the enclosed proxy), vote your shares via the Internet (as instructed on the enclosed proxy) or attend the annual meeting in person.

      A copy of the Catalyst Semiconductor, Inc. Annual Report on Form 10-K/A for the fiscal year ended April 30, 2004 is enclosed.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

GELU VOICU
President, Chief Executive Officer and Director

Sunnyvale, California

August 30, 2004

IMPORTANT

Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-paid return envelope, vote your shares by telephone or vote your shares via the Internet so that your shares may be voted if you are unable to attend the annual meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF ONE CLASS III DIRECTOR
PROPOSAL 2
PERFORMANCE GRAPH
APPENDIX A CATALYST SEMICONDUCTOR, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER

CATALYST SEMICONDUCTOR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 23, 2004

To the Stockholders of Catalyst Semiconductor, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Catalyst Semiconductor, Inc., a Delaware corporation, will be held on September 23, 2004 at 9:00 a.m., local time, at our principal executive offices located at 1250 Borregas Avenue, Sunnyvale, California 94089 for the following purposes:

1. To elect one Class III Director to serve for a three-year term expiring at the 2007 Annual Meeting of Stockholders or until such director’s successor is elected or appointed and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2005.

3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      The enclosed Proxy Statement more fully describes the foregoing items and business to be conducted at the Annual Meeting.

      The Board of Directors has fixed the close of business on August 20, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

      After careful consideration, the Board of Directors recommends a vote in favor of each proposal set forth above.

      After reading the Proxy Statement, please mark, date, sign and return, as soon as possible, the enclosed proxy in the accompanying reply envelope. If you decide to attend the Annual Meeting in person, please notify in writing the Secretary of Catalyst at our principal executive offices that you wish to vote in person and your proxy will not be voted. Your shares cannot be voted unless you sign, date and return the enclosed proxy, or attend the Annual Meeting in person.

By Order of the Board of Directors

THOMAS E. GAY III
Secretary

Sunnyvale, California

August 30, 2004

IMPORTANT

Whether or not you plan to attend the meeting, please sign and return the enclosed proxy as promptly as possible. You may also vote your shares by following the vote via the Internet or vote by telephone instructions on your proxy. If you attend the meeting and so desire, you may withdraw your proxy and vote in person.

Thank you for acting promptly.

CATALYST SEMICONDUCTOR, INC.

PROXY STATEMENT FOR THE 2004
ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 23, 2004

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Catalyst Semiconductor, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on September 23, 2004 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 1250 Borregas Avenue, Sunnyvale, California 94089.

      These definitive proxy materials were first mailed to our stockholders on or about August 30, 2004.

Record Date and Voting Securities

      The close of business on August 20, 2004 has been fixed as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 18,220,130 shares of our common stock issued and outstanding. We have 2,000,000 shares of authorized preferred stock, none of which were issued and outstanding as of the record date.

Revocability of Proxies

      You or such other person as you have authorized to vote your shares may revoke any proxy given pursuant to this solicitation at any time before its use by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of Catalyst at our principal executive offices at 1250 Borregas Avenue, Sunnyvale, California 94089 or by attending the meeting and voting in person.

Voting Generally; Solicitation

      Each stockholder is entitled to one vote for each share of common stock owned by such stockholder on all matters presented at the Annual Meeting. The inspector of election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes. You may vote your shares in the following manner:

•	You may vote in person at the Annual Meeting; or

•	You may vote by mail by signing your proxy and returning it as instructed on the proxy.

      In addition, if your shares of our common stock are registered directly in your name you may vote either via the Internet or by telephone. Specific instructions for voting via the Internet or by telephone are set forth on the enclosed proxy. The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to give your voting instructions and confirm that your voting instructions have been properly recorded.

      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm offers Internet and telephone voting, your proxy will provide specific instructions. If your proxy does not reference Internet or telephone voting information please complete and return your proxy in the self-addressed, postage-paid envelope provided.

      We will pay the cost of soliciting proxies, consisting of the printing, handling and mailing of the proxy and related material and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of our common stock. In order to assure that a majority vote will be present in person or by proxy at the Annual Meeting, it may be necessary for certain of our officers, directors, regular employees and other representatives to solicit proxies by telephone, facsimile, telegraph, electronic means or in person. These persons will receive no extra compensation for their services.

      To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Catalyst stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K/A for Fiscal 2004 to certain stockholders who share an address unless otherwise requested. A separate proxy is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at (408) 542-1051 or by writing us at Catalyst Semiconductor, 1250 Borregas Avenue, Sunnyvale, California 94089 Attn: Secretary. You may receive an additional copy of our Annual Report on Form 10-K/A for the fiscal year ended April 30, 2004 without charge by sending a written request to Catalyst Semiconductor, Inc., 1250 Borregas Avenue, Sunnyvale, California 94089 Attn: Secretary.

Quorum; Abstentions; Broker Non-Votes

      Holders of a majority of our outstanding shares of common stock entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present in person and by proxy at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

      Shares that are voted “for,” “against” or “withheld” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “for,” “against” or “abstain” with respect to a matter will also be treated as being present.

      While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares, however, a broker non-vote has the same effect as a vote against the proposal.

“Householding” of Proxy Materials

      We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one set of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We believe this will provide greater convenience to our stockholders, and reduce the expenses of delivering duplicate proxy materials to the same home.

      Stockholders who participate in householding will continue to receive separate proxies. Householding will not in any way affect your rights as a stockholder.

      If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request a separate copy of these materials at no cost to you. For future Annual Meetings of Stockholders, you may request separate proxy materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling us at (408) 542-1000 or by writing us at Catalyst Semiconductor, Inc., 1250 Borregas Avenue, Sunnyvale, California 94089, Attn: Investor Relations.

Deadline for Receipt of Stockholder Proposals for the 2005 Annual Meeting of Stockholders

      As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the SEC. Proposals of our stockholders intended to be presented for consideration at our 2005 Annual Meeting of Stockholders must be received by us no later than May 2, 2005, in order that they may be included in the proxy statement and proxy related to that annual meeting.

      If you intend to submit a proposal at the 2005 Annual Meeting of Stockholders that is not to be included in the proxy statement and proxy relating to that meeting, you must give us notice in accordance with the requirements set forth in our bylaws. In general, notice of the proposal must be received by our Secretary not less than 90 days prior to the date of the 2005 Annual Meeting, or, if less than 100 days’ prior notice of the date of the meeting is given to the stockholders, not later than 10 days following the notice of the meeting was mailed. Our bylaws also require that certain information and representations relating to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to: Catalyst Semiconductor, Inc., 1250 Borregas Avenue, Sunnyvale, California 94089, Attn: Secretary.

Director Communications

      Stockholders may communicate directly with our non-management directors by mail by writing to Thomas E. Gay III, our chief financial officer and secretary, at 1250 Borregas Avenue, Sunnyvale, California 94089. Mr. Gay will monitor these communications and will ensure that appropriate summaries of received messages are provided to the Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Gay may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or our management or independent advisors, as he considers appropriate.

PROPOSAL 1

ELECTION OF ONE CLASS III DIRECTOR

Nominees

      Our bylaws provide that the number of directors shall be established by the Board or our stockholders. Our certificate of incorporation provides that the membership of the Board shall be divided into three classes, with the classes serving for staggered, three-year terms. After the election of a Class III director at the 2004 Annual Meeting of Stockholders, the terms of the Class I directors, Class II directors and Class III directors will expire at the Annual Meeting of Stockholders to be held in 2005, 2006 and 2007, respectively.

      Currently, the authorized number of directors is six, and will be reduced to five on September 23, 2004 at the conclusion of the Annual Meeting. One director will be elected at the Annual Meeting to serve as the Class III director until the 2007 Annual Meeting of Stockholders or until such director’s successor is elected or appointed and qualified.

      The Board has nominated Dr. Roland M. Duchâtelet, a current director, for election as the Class III director. Mr. Lionel M. Allan, the other current Class III director, is retiring from the Board and his term as director will expire on September 23, 2004.

      Our Board and management wish to express their appreciation to Mr. Allan for his contributions to Catalyst Semiconductor. The Board has invited Mr. Allan to serve as a non-voting, emeritus director for one year.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for Dr. Duchâtelet. In the event that Dr. Duchâtelet becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill such vacancy. However, we do not expect that Dr. Duchâtelet will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Dr. Duchâtelet.

Vote Required for Election

      If a quorum is present and voting, the nominee receiving the highest number of affirmative votes will be elected as the Class III director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” DR. DUCHÂTELET AS THE CLASS III DIRECTOR.

Information with Respect to Nominee and Other Current Directors

      Set forth below are the names of and certain information about Dr. Duchâtelet, Mr. Allan and the current Class I and Class II directors as of April 30, 2004.

Name	Age	Principal Occupation

Nominee for Class III Director
Roland M. Duchâtelet	57	Chairman of the Board, Elex NV; Chairman of the Board, Melexis NV
Continuing Class I Directors
Henry C. Montgomery	68	Chairman of the Board, Catalyst Semiconductor, Inc.; Chairman of the Board, Montgomery Professional Services Corporation
Gelu Voicu	54	President and Chief Executive Officer, Catalyst Semiconductor, Inc.
Continuing Class II Directors
Garrett A. Garrettson	60	President and Chief Executive Officer, Clairvoyante, Inc.
Glen G. Possley	63	Managing General Partner, Glen-Ore Associates
Non-Continuing Class III Director
Lionel M. Allan	60	President, Allan Advisors, Inc.

      There are no family relationships between any of our directors or executive officers.

      Dr. Duchâtelet has served as our director since September 1999. From September 1989 to the present, Dr. Duchâtelet has served as chairman of Elex N.V., a holding company. Additionally, Dr. Duchâtelet serves as chairman of the board of directors of Melexis N.V., a semiconductor company, a position he has held since May 1994, and is also a director of EPIQ N.V., a semiconductor company. Dr. Duchâtelet holds a B.S. in Applied Economic Sciences, an M.B.A. and a Ph.D. in Electronic Engineering from the University of Leuven, Belgium.

      Mr. Montgomery has served as our director since July 2000 and has served as the chairman of our board of directors since August 2002. Mr. Montgomery previously served as a member of our board of directors from 1990 to 1996. Since 1980, Mr. Montgomery has served as the chairman of the board of Montgomery Professional Services Corporation, a management consulting and financial services firm. From January 2000 to March 2001, Mr. Montgomery served as executive vice president, finance and administration and chief financial officer of Indus International, Inc., a public company engaged in enterprise asset management systems. From May 1999 to September 1999, Mr. Montgomery served as interim executive vice president of finance and administration and from November 2000 to December 2002 as a director of Spectrian Corporation, a power amplifiers company that was acquired by REMEC, Inc. in December 2002. Mr. Montgomery also serves as a director of Swift Energy Company, an independent oil and gas company, QuickLogic Corporation, a semiconductor device company, and ASAT Holdings Ltd., a provider of semiconductor assembly, test and package design services. He holds a B.A. in Economics from Miami University in Oxford, Ohio.

      Mr. Voicu has served as our president and chief executive officer and as a director since October 2002. From August 2002 to October 2002, he served as our executive vice president and chief operating officer. From April 1998 to August 2002, he served as our vice president of engineering and manufacturing. From July 1995 to April 1998, Mr. Voicu was our director of flash product lines. Mr. Voicu holds an M.S. in Electrical Engineering from the Polytechnical Institute, Bucharest, Romania.

      Dr. Garrettson has served as our director since February 2003. From November 2001 to the present, Dr. Garrettson has served as the president, chief executive officer and a director of Clairvoyante, Inc., an intellectual property licensing company of flat panel display technology. From April 2000 to December 2002, Dr. Garrettson served as the chairman of the board of directors of Spectrian. From April 1996 to March 2000,

Dr. Garrettson served as president, chief executive officer and a director of Spectrian. Dr. Garrettson holds a B.S. and an M.S. in Engineering Physics and a Ph.D. in Mechanical Engineering from Stanford University.

      Dr. Possley has served as our director since July 2000 and served as our lead director from May 2001 to August 2002. From January 1998 to the present, Dr. Possley served as a managing general partner at Glen-Ore Associates, a consulting company focused on the semiconductor business. From January 1998 to January 2000, Dr. Possley was a partner at International Technology Ventures and N-Able Group. Dr. Possley is a director of Novellus Systems, Inc., a semiconductor equipment company. He received a B.S. in Mathematics from Western Illinois University and a Ph.D. in Physical Chemistry from the University of Kentucky.

      Mr. Allan has served as our director since August 1995. Mr. Allan previously served as a member of our board of directors from March 1992 to March 1993. Mr. Allan is president of Allan Advisors, Inc., a board governance and legal consulting firm that he founded in 1992. Mr. Allan is also a director of Accom, Inc., a digital video systems company and NetLogic Microsystems, Inc., a semiconductor company. Mr. Allan received an A.B. in Political Science and French from the University of Michigan and a J.D. from Stanford University.

Board Meetings and Committees; Corporate Governance Matters

      Our Board held eight meetings and acted by unanimous written consent two times, during fiscal 2004. No director attended fewer than 75% of the meetings of the Board and of the committees on which he served that was held during fiscal 2004. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also invited to attend our Annual Meeting of Stockholders. Three of our directors attended our 2003 Annual Meeting of Stockholders.

      The Board currently has four committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Non-Section 16 Option Committee. From December 2003 to August 2004, the Board had a Nominating Committee and a Governance Committee. These committees were combined in August 2004.

      During fiscal 2004, the Audit Committee consisted of Messrs. Garrettson, Montgomery and Possley, each of whom is independent within the meaning of the rules of the SEC and the listing standards of the Nasdaq National Market. The Board of Directors has determined that Mr. Montgomery is an “audit committee financial expert” as defined in the rules of the SEC. Our Board of Directors amended the charter of the Audit Committee in February 2004 to comply with requirements of the Nasdaq National Market and the rules of the SEC. A copy of the charter is attached as Appendix A to this proxy statement. The Audit Committee held four meetings during fiscal 2004.

      During fiscal 2004, the Compensation Committee consisted of Messrs. Allan, Garrettson and Possley. In August 2004, Mr. Allan resigned from the Compensation Committee and was replaced by Mr. Montgomery. The Compensation Committee is responsible for reviewing and approving our compensation policies and the Compensation paid to executive officers. The Compensation Committee held four meetings during fiscal 2004.

      The Nominating and Governance Committee currently consists of Messrs. Garrettson, Montgomery and Possley. The Nominating and Governance Committee is responsible for assisting the Board in identifying prospective director nominees and to select the director nominees for the next annual meeting of stockholders, and that the Board and the company adopt and follow appropriate governance standards. The former Nominating Committee was comprised of Messrs. Garrettson, Montgomery and Possley and held no meetings in fiscal 2004. The former Governance Committee was comprised of Messrs. Allan, Garrettson and Montgomery, and held no meetings in fiscal 2004. Our Board of Directors adopted a charter of the Nominating and Governance Committee in August 2004, a copy of which is available on our website at www.catalyst-semiconductor.com

      The Non-Section 16 Option Committee may make grants of up to 50,000 shares to persons who are not our executive officers or directors. Mr. Voicu served as the sole member of our Non-Section 16 Option

Committee during fiscal 2004. During fiscal 2004, the Non-Section 16 Option Committee acted by written consent on ten occasions.

Policy for Director Recommendations and Nominations

      The Nominating and Governance Committee was established in August 2004 and adopted guidelines regarding director recommendations and nominations at that time. The Nominating and Governance Committee will consider candidates for Board membership suggested by a Board member, management, stockholders and others. It is the policy of our Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders who have held not less than 1% shares of the outstanding shares of our common stock for at least 12 months prior to the date of the submission of the recommendation. The Nominating and Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the Board of Directors, a Board member or management.

      A stockholder may also nominate a person directly for election to the Board of Directors at an Annual Meeting of our Stockholders provided they meet the requirements set forth in our bylaws related to stockholder proposals.

      Where the Nominating and Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating and Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a candidate for nomination, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management. In its evaluation of director candidates, including incumbent directors, the Nominating and Governance Committee will consider a number of factors, including:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and its committees;, and

•	Factors such as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

      While the Nominating and Governance Committee has not specified specific, minimum qualifications for candidates, it also believes that the following qualifications are desirable for a nominee for director:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing directors;

•	The ability to assist and support management and make contributions to our success; and

•	An understanding of the fiduciary obligations of a Board member and the commitment of time and energy necessary to diligently carry out those duties.

      After completing the evaluation and review, the Nominating and Governance Committee will make a recommendation to the Board as to a slate of the persons for nomination to the Board. The Board will review the slate and adjust or approve it after considering the recommendation and report of the Nominating and Governance Committee.

Director Independence

      In August 2004, consistent with the rules of the Nasdaq National Market regarding director independence, our Board undertook a review of the independence of our directors and considered whether any director had any relationship with Catalyst Semiconductor, Inc. or management that would compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that Messrs. Garrettson, Montgomery and Possley are independent within the meaning of the rules of the Nasdaq National Market.

Code of Business Conduct and Ethics

      Our Board has adopted the Catalyst Semiconductor, Inc. Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our principal executive officer, our principal financial officer and our principal accounting officer. The Board has also adopted the Catalyst Semiconductor, Inc. Code of Business Conduct and Ethics applicable to all of our employees, officers and directors. Our Code of Ethics for Principal Executive and Senior Financial Officers and Code of Business Conduct and Ethics are publicly available on our website at www.catalyst-semiconductor.com. The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC. We intend to post amendments to or waivers from these codes on our website or as otherwise required by the rules of the Nasdaq National Market.

Compensation of Directors

      Messrs. Duchâtelet, Garrettson and Possley received cash remuneration for serving on the board of directors, which consisted of fees of $7,500, $7,500, $10,000 and $10,000 for the first, second, third and fourth quarters of fiscal 2004, respectively. Our Directors will receive $10,000 for each quarter in fiscal 2005. Mr. Montgomery received cash remuneration for serving as Chairman of the Board of Directors, which consisted of fees of $13,750 per quarter in fiscal 2004. The Chairman of the Board of Directors will receive $13,750 for each quarter in fiscal 2005. Directors are also reimbursed for reasonable expenses incurred in attending board of directors and committee meetings. Directors do not receive additional compensation for serving on a committee.

      Pursuant to our 2003 Director Stock Option Plan, or Director SOP, each non-employee director who has served for six months or more is granted an option to purchase 15,000 shares on May 1 of each calendar year, provided that he or she is in office on May 1. Each new non-employee director is entitled to a one-time grant of 30,000 options when he or she becomes a director. Option grants under the Director SOP must be at prices equal to 100% of the fair market value of the stock at the date of grant. Options granted under prior plans before the adoption of the Director SOP in December 2002 vested over a period of three years. Options granted to non-employee directors under the Director SOP are fully vested on the date of the grant.

Compensation Committee Interlocks and Insider Participation

      The compensation committee of the board of directors currently consists of Messrs. Garrettson, Montgomery and Possley. No interlocking relationship exists between any member of our board of directors or compensation committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the compensation committee is or was formerly an officer or an employee of us or our subsidiaries.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending April 30, 2005, and the Board recommends that the stockholders vote for the ratification of such appointment.

      Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The PwC representatives also are expected to be available to respond to appropriate questions from stockholders. The Board believes that reappointing PwC is in our best interest.

Vote Required

      Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, the Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

      The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2005.

Fees Paid to Independent Registered Public Accounting Firm in Fiscal 2003 and 2004

      PwC billed us for the following professional services during fiscal 2003 and 2004:

	Fiscal Years Ended
	April 30,

	2003	2004

Audit fees	$272,000	$298,000
Audit-related fees	—	—
Tax fees	7,000	—
All other fees	96,000	—

Total professional fees	$375,000	$298,000

Audit Fees

      Audit fees consist of the aggregate fees for professional services rendered by PwC for the audit of our consolidated financial statements, the review of our unaudited condensed consolidated interim financial statements and assistance with SEC matters.

Audit-Related Fees

      We did not pay any audit-related fees in fiscal 2003 and fiscal 2004.

Tax Fees

      Tax fees consist of the aggregate fees for professional services rendered by PwC for tax compliance, tax advice and tax planning.

All Other Fees

      All other fees consist of the aggregate fees for professional services rendered by PwC for a research and development tax credit study and incorporation of a foreign subsidiary.

      In accordance with the charter of our Audit Committee, the Audit Committee is required to review and approve in advance the annual budget for independent audit services and review and pre-approve all non-audit services rendered by our independent registered public accounting firm. All services described above were pre-approved by the audit committee prior to their commencement.

Audit Committee Report

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Report of the Audit Committee of the Board of shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The Audit Committee currently consists of Messrs. Garrettson, Montgomery and Possley, each of whom is independent within the meaning of the rules of the SEC and the listing standards of the Nasdaq National Market. The Board of Directors has determined that Mr. Montgomery is an “audit committee financial expert” as defined in the rules of the SEC. The Board of Directors amended the charter of the Audit Committee in February 2004 to comply with requirements of the Nasdaq National Market and the rules of the SEC. A copy of the charter is attached as Appendix A to this proxy statement.

      The Audit Committee oversees a comprehensive system of internal controls to ensure the integrity of our financial statements and our compliance with legal and regulatory requirements. Among the Audit Committee’s responsibilities are:

•	Providing oversight and monitoring of management and the independent auditors and their activities with respect to the our financial reporting process;

•	Direct responsibility for appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting);

•	Pre-approving all audit and non-audit services provided to us by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) and the fees related to these services;

•	Reviewing with management and the auditors, before release, the audited financial statements and Management’s Discussion and Analysis in the our Annual Reports on Form 10-K and the unaudited interim financial statements in the our Quarterly Reports on Form 10-Q (management may facilitate the communication between the Audit Committee and the auditors);

•	Reviewing and approving in advance any related-party transactions; and

•	Establishing procedures for receiving, retaining and treating complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      On July 30, 2002, the Sarbanes-Oxley Act was signed into law. Since the adoption of the Sarbanes-Oxley Act, the Audit Committee has met with representatives of management, legal counsel and our independent auditors to further understand the provisions of the Sarbanes-Oxley Act. We also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2004. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

      The Audit Committee also reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States) including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent auditors their independence from management and our company, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

      The Audit Committee further discussed with our independent auditors the overall scope and plans for their audits. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of the independent auditors’ examinations and evaluations of our internal controls and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K/A for the fiscal year ended April 30, 2004 for filing with the SEC.

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Henry C. Montgomery, Garrett A. Garrettson
and Glen G. Possley

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth the beneficial ownership of our common stock for the following: (i) each person known by us to beneficially own more than 5% of our outstanding common stock; (ii) each of our executive officers listed in the summary compensation table in the section entitled “Executive Compensation and Other Information” below; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

      Except as otherwise noted below, the address of each person listed on the table is 1250 Borregas Avenue, Sunnyvale, California, 94089.

      We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after August 26, 2004, while those shares are not included for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned

			Total Shares
		Number of Shares	and Shares
	Number of	Underlying Options	Underlying	Percent
	Outstanding	Exercisable on or Before	Exercisable	of
Name and Address of Beneficial Owner	Shares	October 25, 2004	Options	Total

5% Stockholders:
Individuals and entities affiliated with Fidelity Management & Research Co(1)	2,282,685	—	2,282,685	12.5%
82 Devonshire Street
Boston, MA 02109
Executive Officers and Directors:
Gelu Voicu	214,046	487,583	701,629	3.8%
Thomas E. Gay III	50,000	350,833	400,833	2.2%
Sorin Georgescu	—	183,333	183,333	1.0%
Irvin W. Kovalik	—	210,833	210,833	1.1%
George Smarandoiu	1,000	60,000	61,000	*
Henry C. Montgomery	21,000	135,000	156,000	*
Lionel M. Allan	—	70,000	70,000	*
Roland Duchâtelet(2)	728,700	132,500	861,200	4.7%
Garrett A. Garrettson	—	30,000	30,000	*
Glen G. Possley	32,407	102,593	135,000	*
All directors and executive officers as a group (11 persons)	1,047,153	2,031,341	3,078,494	15.2%

(1)	Based on a Schedule 13G filed with the SEC on August 10, 2004.

(2)	All outstanding shares held by Elex N.V. Dr. Duchâtelet is the chairman of Elex N.V. Dr. Duchâtelet disclaims beneficial ownership of the shares held by Elex N.V. except to the extent of his pecuniary interest in the shares.

*	Less than 1% of shares beneficially owned.

Executive Compensation and Other Information

      Summary Compensation Table. The following table shows the compensation paid by us in fiscal 2004, 2003 and 2002 to (i) our chief executive officer and (ii) our four most highly compensated executive officers other than the chief executive officer who served as executive officers at April 30, 2004.

					Long Term
					Compensation Payouts
		Annual Compensation
					Number of
				Other Annual	Securities	All Other
Name and	Fiscal			Compensation	Underlying	Compensation
Principal Position	Year	Salary	Bonus	(1)	Options	(2)

Gelu Voicu(3)	2004	$340,384	$219,410	$12,000	200,000	$4,956
President and Chief	2003	259,000	188,250	12,000	500,000	455
Executive Officer	2002	200,000	—	11,500	120,000	196
Thomas E. Gay	2004	197,019	101,300	12,000	120,000	2,952
Vice President, Finance	2003	178,307	91,708	12,000	—	331
and Administration and	2002	165,000	—	11,500	80,000	175
Chief Financial Officer
Irvin W. Kovalik	2004	185,615	96,754	12,000	110,000	5,203
Vice President, Sales	2003	171,642	87,250	12,000	—	1,734
	2002	158,394	—	11,500	80,000	493
Sorin Georgescu	2004	177,192	92,542	—	100,000	1,586
Vice President,	2003	166,654	80,750	—	—	311
Technology Development	2002	81,846	—	—	200,000	69
George Smarandoiu(4)	2004	177,194	92,542	—	80,000	2,584
Vice President,	2003	83,038	131,500	—	200,000	103
Product Design	2002	—	—	—	—	—

(1)	Amounts included under “Other Annual Compensation” represent the dollar value of car allowances paid by us for the benefit of such executive officer.

(2)	Amounts included under “All Other Compensation” represent the dollar value of 401(k) matching, group and term life insurance premiums paid by us for the benefit of such executive officer.

(3)	Mr. Voicu was appointed executive vice president and chief operating officer as of August 21, 2002, and was promoted to president and chief executive officer effective as of October 29, 2002.

(4)	Dr. Smarandoiu became our Vice President, Product Design in October 2002.

      Option Grants in Fiscal 2004. The following table contains information concerning the grant of stock options during fiscal 2004 to the officers listed in the summary compensation table above. The options granted in fiscal 2004 vest at a rate of 25% of the shares subject to the option after 12 months, and  1/48th of the shares subject to the option vest each month thereafter. The options have a 10-year term, but are subject to earlier termination in connection with a termination of employment. The percentage of total options granted is based on the aggregate grants of stock options to all of our employees in fiscal 2004.

	Individual Grants(1)
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(4)
	Options	Employees in	Base Price per	Expiration
Name	Granted	Fiscal Year(2)	share (3)	Date	5%	10%

Gelu Voicu	200,000	13.2%	$7.15	11/19/2013	$899,319	$2,279,052
Thomas E. Gay III	60,000	4.0%	2.68	4/27/2013	101,126	256,274
	60,000	4.0%	7.15	11/19/2013	269,796	683,716
Irvin W. Kovalik	60,000	4.0%	2.68	4/27/2013	101,126	256,274
	50,000	3.3%	7.15	11/19/2013	224,830	569,763
Sorin Georgescu	50,000	3.3%	2.68	4/27/2013	84,272	213,561
	50,000	3.3%	7.15	11/19/2013	224,830	569,763
George Smarandoiu	80,000	5.3%	7.15	11/19/2013	359,728	911,620

(1)	Options are incentive stock options to the extent qualified and nonstatutory options otherwise. See also “Employment Contracts and Change-in-Control Arrangements” for a description of certain acceleration provisions which may be applicable to these options under certain circumstances.

(2)	We granted stock options representing a total of 1,513,800 shares to all employees, including the officers listed above, in fiscal 2004.

(3)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(4)	In accordance with SEC rules, the table sets forth the hypothetical gains or options spread that would exist for the options at the end of their respective 10 year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted until the expiration of the option term. The disclosure of 5% and 10% assumed rates is required by the rules of the SEC and does not represent our estimate or projection of future stock price or stock price growth. If the stock price does not increase over the exercise price, the value to the executive officer would be zero.

      Aggregated Option Exercises in Fiscal 2004 and Year-End Option Value. The following table sets forth information regarding options exercised by each of the executive officers listed in the summary compensation table above during fiscal 2004. The table also shows information regarding the number and value of unexercised in-the-money options held by such executive officers at the end of fiscal 2004.

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options at
	Shares		Options at April 30, 2004		April 30, 2004(1)
	Acquired on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Gelu Voicu	—	—	507,355	540,644	$2,219,756	$1,681,419
Thomas E. Gay III	30,000	$221,250	380,404	119,596	2,004,634	260,916
Irvin W. Kovalik	—	—	240,404	109,596	1,000,134	259,416
Sorin Georgescu	—	—	159,375	140,625	872,875	479,625
George Smarandoiu	—	—	106,250	173,750	532,313	481,688

(1)	Represents the per share closing market price on April 30, 2004 of $7.30 less the exercise price per share.

Employment Contracts, Change-in-Control Arrangements

      In May 2003, we entered into an employment agreement with Gelu Voicu, our president and chief executive officer. The agreement provided for a base salary of $300,000 with an annual bonus equal to up to 65% of Mr. Voicu’s base salary upon achievement of specified performance milestones. In November 2003, the Board of Directors adjusted Mr. Voicu’s base salary to $350,000. In August 2004, the Board of Directors adjusted Mr. Voicu’s annual bonus so that Mr. Voicu may receive an annual bonus equal to up to 130% of his base salary upon achievement of specified performance milestones. In the event that Mr. Voicu is involuntary terminated by us without cause, he is entitled to 12 months of severance pay and continued benefits. In addition, the number of his unvested stock options equal to the greater of (i) 50% of his then unvested stock options or (ii) the number of his unvested stock options that would have vested in the 12 months following such termination will become immediately vested and remain exercisable for a period of one year following such termination. In the event that following a merger, sale or change in ownership of our company (a “change of control”) following which Mr. Voicu is not made the chief executive officer of the successor corporation, all of Mr. Voicu’s then unvested stock options will become immediately vested and remain exercisable for a period of three years following such change of control. Also, in the event that Mr. Voicu is involuntarily terminated following a change of control, he is entitled to 12 months of severance pay and continued benefits.

      We entered into a severance agreement with George Smarandoiu in October 2002. Under the severance agreement, in the event of Dr. Smarandoiu’s involuntary termination following a change of control, he is entitled to receive a severance payment equal to 50% of his annual salary and all then unvested stock options will become immediately vested and remain exercisable for a period of three years following such termination. In the event of Dr. Smarandoiu’s involuntary termination apart from a change of control, he is entitled to a severance payment equal to 25% of his annual salary and all then vested stock options will remain exercisable for a period of one year following such involuntary termination.

Equity Compensation Plan Information

      The following table provides information as of April 30, 2004 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 2003 Stock Incentive Plan, the 2003 Director Stock Option Plan and the 1998 Special Equity Incentive Plan, each of which has been approved by our stockholders. We do not have any compensation plans under which equity securities are authorized for issuance which have not been approved by our stockholders.

	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued	Exercise Price	Available for Future Issuance
	upon Exercise of	of Outstanding	Under Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Equity Plan or Arrangement	Warrants and Rights	and Rights	Reflected in Column (a))

2003 Stock Incentive Plan(1)	4,500,803	$3.915	442,804
2003 Director Stock Option Plan	235,000	4.692	332,505
1998 Special Equity Incentive Plan	981,759	1.785	95,210

Total Plans or Arrangements Approved by Security Holders	5,717,562	$3.581	870,519
Total Plans or Arrangements Not Approved by Security Holders	—	—	—

(1)	This plan provides for annual increases in the number of shares available for issuance under the plan, on the first day of each fiscal year, of 1.0 million shares or 5% of the then outstanding shares, whichever is less.

Board Compensation Committee Report on Executive Compensation

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Report of the Compensation Committee of the Board of Directors on Compensation shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The following is a report of the Compensation Committee of our Board describing the compensation philosophy and policies applicable to our executive officers with respect to the compensation paid to such officers during fiscal 2004. The actual compensation paid to the executive officers during fiscal 2004 is shown in the “Summary Compensation Table” above.

      The Compensation Committee is responsible for reviewing and approving our compensation policies and the actual compensation paid to our executive officers. In fiscal 2004, the Committee was comprised of Messrs. Allan, Garrettson and Possley. In August 2004, Mr. Allan retired from the Compensation Committee and was replaced by Mr. Montgomery.

      Compensation Philosophy. The general philosophy of our compensation program is to offer our chief executive officer and other executive officers competitive compensation packages based upon both our performance as well as the individual’s performance and contributions. Our compensation policies are intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of our specific internal goals and to attract and retain executives whose abilities are critical to our long-term success and competitiveness. Our compensation policies also consider our financial condition and results of operations. Our compensation program is comprised of three main components: base salary, bonus plan and stock options.

      Base Salary. Base salary for executive officers is set annually by reviewing the pay practices of comparable companies, the skills, responsibilities and performance level of the individual executives, the expected contributions of such individuals to our business and our needs.

      Bonus Plan. Our executive officers are eligible for bonuses under the terms of individual bonus arrangements. When bonuses are given, they are based upon our performance and financial condition, the individual’s achievement of specific corporate goals as well as the individual’s level of experience, responsibilities and contributions to our success. During Fiscal 2004, as a result of our performance, all executive officers received a bonus.

      Stock Options. The Compensation Committee believes that stock options provide additional incentives to officers to work toward maximizing stockholder value. The Compensation Committee views stock options as one of the more important components of our long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants based upon performance and promotions, as well as additional grants to provide continuing motivation as earlier grants vest in full. Options granted by us to our executive officers and other employees have exercise prices equal to fair market value at the time of grant and, generally, vest over a four-year period.

      Severance Arrangements. See above “Employment Contracts, Change-in-Control Arrangements” for a description of severance arrangements for certain executive officers.

      Compensation for the Chief Executive Officer. In May 2003, we entered into an employment agreement with Mr. Voicu. The agreement provided for a base salary of $300,000 with an annual bonus equal to up to 65% of Mr. Voicu’s base salary upon achievement of specified performance milestones. In November 2003, the Board of Directors adjusted Mr. Voicu’s base salary to $350,000. In August 2004, the Board of Directors adjusted Mr. Voicu’s annual bonus so that Mr. Voicu may receive an annual bonus equal to up to 130% of his base salary upon achievement of specified performance milestones. Mr. Voicu’s bonus was $219,410 and reflected his achievement of specified goals.

      The Committee considers equity based compensation, in the form of stock options, to be an important component of a chief executive officer’s compensation. These grants are intended to motivate leadership for our long-term growth and profitability. In November 2003, Mr. Voicu was granted options to purchase 200,000 shares of our common stock at an exercise price per share of $7.15.

      Tax Deductibility of Executive Compensation. The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for any of the executive officers named in a proxy statement, unless compensation is performance-based. The Compensation Committee has studied the impact of Section 162(m) on our option plan and believes that options granted under or equity compensation plans to our executive officers will meet the requirements for qualifying as performance-based. The Compensation Committee therefore believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, if competitive or business circumstances warrant we may in the future pay compensation to our executive officers that may not be deductible.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Garrett A. Garrettson, Henry C. Montgomery
and Glen G. Possley

Certain Relationships and Related Transactions

Elex N.V.

      During the fourth quarter of fiscal 2000, we began taking delivery of wafers fabricated by X-FAB, a wholly owned subsidiary of Elex N.V., a Belgian holding company, that owned 728,700 shares, or 4.0% of our outstanding shares, as of August 26, 2004. Roland Duchâtelet, the chairman and chief executive officer of Elex N.V., serves as a member of our board of directors. The wafers provided by X-FAB include wafers for our analog and mixed-signal products and EEPROM products. We believe that the cost of the wafers we purchase from X-FAB is no greater than comparable materials available from alternative foundries. We periodically negotiate the prices of wafers purchased from X-FAB with X-FAB management and compare those prices to quotes we obtain from other prospective foundries and pricing surveys published by various industry trade organizations. We purchased $3.7 million of wafers from X-FAB in fiscal 2004. As of April 30, 2004, 2003 and 2002, the total amount owed to X-FAB was $137,000, $18,000 and $184,000, respectively. Other than purchase orders currently open with X-FAB, there is no purchasing agreement in place with X-FAB.

      On April 22, 2004, we purchased 600,000 shares of our common stock from Elex N.V. for $6.77 per share and an aggregate of $4.1 million.

      As of the period ended July 31, 2004, we had a net payable amount of $625,000 to Elex. We received a $1 million deposit from Elex to cover their portion of expenses related to the secondary public offering completed in July 2004 in which we sold 1,450,000 shares and Elex sold 2,850,000 shares. The $625,000 represents the unused portion of that deposit.

LXI Corporation

      We had an informal arrangement from 1995 through January 2003 to obtain engineering services from LXI Corporation, a California corporation, or Lxi, a provider of engineering services through Essex com SRL, or Essex, Lxi’s wholly owned subsidiary in Romania. The number of full time engineers we used was dependent upon the scope and number of research and development projects in process at a given time. These services related to our key development projects including development, design, layout and test program development services. We believe that we received these engineering services from Lxi on terms and at rates that were at least as favorable, if not more favorable, than we could obtain from unaffiliated third parties. Two of our officers, Gelu Voicu and Thomas E. Gay III, owned approximately 3% and 1%, respectively, of Lxi until February 2003. Mr. Gay, who had served as a director of Lxi, resigned from that position in January 2003. Mr. Voicu and Mr. Gay received no payments from Lxi during fiscal 2004, fiscal 2003 and fiscal 2002 other than $40,000 and $12,000, respectively, from the repurchase of their shares at net book value by Lxi in February 2003. Additionally, we believe that our former chief executive officer, Radu Vanco, continues to own a majority of the outstanding shares of Lxi. In January 2003, we formed a wholly owned subsidiary in Romania to perform these engineering design services on our behalf and discontinued our use of the engineering services of Lxi.

Allan Advisors, Inc.

      One of our directors, Lionel Allan, has also served as a consultant to us through his consulting company, Allan Advisors, Inc. Under the terms of his consulting agreement, we paid Mr. Allan consulting fees of $8,333 per month throughout fiscal 2003. In April 2003, we terminated the agreement and paid the $29,000 balance due as required by the agreement. Mr. Allan no longer provides consulting services to us and we have no continuing obligations to Mr. Allan under the terminated agreement.

Director Emeritus Compensation

      Mr. Allan has advised the Board of Directors that he will be retiring from service as a member of the Board of Directors at the expiration of his term on September 23, 2004. In recognition of Mr. Allan’s service to Catalyst, the Board of Directors has requested that Mr. Allan serve as a consultant to the Board as a director emeritus for a period of one year. During Mr. Allan’s service as a director emeritus, Catalyst will pay Mr. Allan $10,000 per quarter for the one year period and provide Mr. Allan with up to 13 months after his term as a member of the Board terminates to exercise options to acquire up to 37,500 shares of Catalyst’s common stock. As a result of the extension of Mr. Allan’s period to exercise his option to acquire Catalyst common stock, Catalyst will incur an expense of $10,800 in the three months ending October 31, 2004.

Section 16(a) Beneficial Reporting Compliance

      Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of the our equity securities to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a).

      Based solely on our review of copies of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3 and Forms 5 and amendments thereto furnished to the Company with respect to the last fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with during the fiscal year ended April 30, 2004, except for the following: Messrs. Georgescu, Gay, Kovalik, Wiley and Smarandoiu each filed a Form 4 on November 26, 2003 that related to a stock option grant on November 19, 2003 and that was due on November 21, 2003.

      Our Insider Trading Policy allows directors, officers and other employees covered under such policy to establish, under the limited circumstances contemplated by Rule 10b5-1 promulgated under the Securities and Exchange Act of 1934, as amended, written programs that permit automatic trading of our stock or trading of our stock by an independent person (such as an investment bank) who is not aware of material inside information at the time of the trade. To our knowledge, none of our directors, officers or employees have adopted Rule 10b5-1 trading plans.

PERFORMANCE GRAPH

      Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the following information relating to the price performance of our common stock shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

      The following line graph compares the annual percentage change in the cumulative total stockholder return for our common stock with the S&P 500 Index and the S&P Electronics (Semiconductors) Index for the period commencing April 30, 1999 and ending on April 30, 2004. The graph assumes that $100 was invested on April 30, 1999 and that all dividends were reinvested. Historic stock price performance should not necessarily be considered indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CATALYST SEMICONDUCTOR, INC., THE S&P 500 INDEX
AND THE S&P SEMICONDUCTORS INDEX

	Cumulative Total Return

	4/99	4/00	4/01	4/02	4/03	4/04

Catalyst Semiconductor, Inc.	$100.00	$2,541.67	$1,410.00	$933.33	$916.67	$2,433.33
S&P 500	100.00	110.13	95.84	83.74	72.60	89.21
S&P Semiconductors	100.00	237.40	111.22	90.78	58.65	81.10

1934 Exchange Act Reports

      We hereby undertake to mail, without charge, to any of our stockholders upon written request, copies of reports we file with the SEC, including financial statements, schedules and exhibit lists contained therein. Requests should be sent to our Secretary at our principal executive offices located at 1250 Borregas Avenue, Sunnyvale, California 94089. Such documents are also available on the website of the SEC at www.sec.gov.

Other Matters

      Other than the proposals listed above, our Board does not intend to present any other matters to be voted on at the Annual Meeting. Our Board is not currently aware of any other matters that will be presented by others for action at the Annual Meeting. If other matters are properly presented at the Annual Meeting and you have signed and returned your proxy, the proxy holders will have discretion to vote your shares on these matters in accordance with their judgment.

For the Board of Directors

THOMAS E. GAY III
Secretary

Dated:     August 30, 2004

APPENDIX A

CATALYST SEMICONDUCTOR, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

Purpose

      The purpose of the Audit Committee of the Board of Directors of Catalyst Semiconductor, Inc. (the “Company”) shall be:

•	To provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	To provide the Company’s Board of Directors with the results of its monitoring and recommendations derived there from;

•	To select the independent auditors to audit the Company’s financial statements and where appropriate to nominate such independent auditors for approval by the shareholders in any proxy statement; and

•	To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

      The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

•	Each member will be an independent director, in accordance with the applicable rules of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”);

•	Each member shall be able to read and understand fundamental financial statements applicable to the Company, at the time of their appointment, in accordance with the applicable rules of Nasdaq and federal laws; and

•	At least one member shall be, in the judgment of the Board of Directors, an Audit Committee Financial Expert, in accordance with the applicable rules of the SEC and at least one member shall have accounting or related financial management expertise in accordance with the applicable rules of Nasdaq.

Responsibilities

      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors may amend them as appropriate. The responsibilities of the Audit Committee shall include:

•	Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	Reviewing with management on a continuing basis significant accounting policies and practices, disclosure controls and procedures, the adequacy of the Company’s system of internal controls, including any significant deficiencies or other matters reported to the Audit Committee by management or the independent auditors;

•	Direct responsibility for appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting);

•	Reviewing the independent auditors’ proposed audit scope, approach and independence;

•	Pre-approving all audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) and the fees related to these services;

•	Reviewing the performance of the independent auditors, who shall report directly to the Audit Committee;

•	Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61 and Statement on Accounting Standard No. 71, as modified or supplemented;

•	Reviewing with management and the auditors, before release, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K and the unaudited interim financial statements in the Company’s Quarterly Report on Form 10-Q (management may facilitate the communication between the Audit Committee and the auditors);

•	Reviewing with management, before release, the Company’s earnings release and financial information and earnings guidance provided to analysts;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including an annual review of its investment policies;

•	Instituting special investigations, if necessary, with full access to all books, records, facilities and personnel of the Company and, as appropriate, obtaining advice and assistance from independent outside legal, accounting or other advisors, with funding from the Company;

•	Reviewing and approving in advance any related party transactions;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Providing a report in the Company’s Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Establishing a policy that pertains to hiring the auditor’s employees or former employees;

•	Reviewing the Audit Committee’s own charter, structure, processes and membership requirements at least annually; and

•	Performing such other duties as may be requested by the Board of Directors.

Meetings

      The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule of regular meetings, which it will provide to the Board of Directors. The Audit Committee will meet separately with the independent auditors at least quarterly as well as members of the Company’s management as it deems appropriate.

Minutes

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports

      Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate.

Compensation

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority

      The Audit Committee may, to the extent permitted by applicable law, the Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, delegate their responsibilities to one or more committee members. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Limitations

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for determining that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The independent auditors are responsible for planning and conducting audits to determine whether the financial statements are in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of the company.

[CASCM — CATALYST SEMICONDUCTOR, INC.] [FILE NAME: ZCASC2.ELX] [VERSION — (1)] [08/19/04] [orig. 08/19/04]

DETACH HERE	ZCASC2

PROXY

CATALYST SEMICONDUCTOR, INC.

Proxy for the Annual Meeting of Stockholders
To be Held September 23, 2004
Solicited by the Board of Directors

     The undersigned hereby appoints Gelu Voicu and Thomas E. Gay III, and each of them with full power of substitution, to represent the undersigned and to vote all shares of stock in CATALYST SEMICONDUCTOR, INC., a Delaware corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1250 Borregas Avenue, Sunnyvale, California 94089 at 9:00 a.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated August 27, 2004 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

CATALYST SEMICONDUCTOR, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to
http://www.eproxyvote.com/cats

OR

Vote-by-Telephone

Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[CASCM — CATALYST SEMICONDUCTOR, INC.] [FILE NAME: ZCASC1.ELX] [VERSION — (1)] [08/19/04] [orig. 08/19/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCASC1

☒	Please mark votes as in this example.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. A vote FOR the following proposals is recommended by the Board of Directors.

1.	To elect the following person as Class III (three) director to hold office for a three-year term and until his successor is elected and qualified:

Nominee:	(01) Roland M. Duchâtelet

FOR ☐	☐ WITHHELD

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PriceWaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2005.	☐	☐	☐

3.	The proxies are also authorized to vote, in their discretion on such other business as may properly come before the meeting or any adjournment or postponement hereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign here. Sign exactly as name(s) appear on your stock certificate. If shares of stock are held of record in the name of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:	Date:	Signature:	Date: